DIANE D. DALMY
                                ATTORNEY AT LAW
                             8965 W. CORNELL PLACE
                           LAKEWOOD, COLORADO 80227
                           303.985.9324 (TELEPHONE)
                           303.988.6954 (FACSIMILE)
                             DDALMY@EARTHLINK.NET



May 13, 2009

S. Matthew Schultz
Chief Executive Officer
Amerigo Energy Inc.
2580 Anthem Village Drive
Henderson, Nevada 89052

Re: Amerigo Energy, Inc.
       Registration Statement on Form S-4/A

Ladies and Gentlemen:

I have acted as special legal counsel for Amerigo Energy, Inc., a Delaware corporation (the "Company"), in connection with the transaction described in the registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission on the date hereof, including generally, the reorganization transaction described in the Registration Statement. The Registration Statement relates to the registration of an aggregate of 10,000,000 shares of common stock of the Company (the "Common Stock") under the Securities Act of 1933, as amended (the "Securities Act'). The 10,000,000 shares of Common Stock will be offered and issued by the Company to shareholders of Granite Energy, Inc., a Nevada corporation ("Granite Energy"), in accordance with the terms and provisions of that certain reorganization agreement dated as of October 31, 2008 (the "Reorganization Agreement") between the Company and Granite.

As special legal counsel to the Company, I have reviewed the Registration Statement (including all exhibits thereto). In rendering this opinion, I have assumed with your approval the genuineness of all signatures, the legal capacity of all natural persons, the legal authority of all entities, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, and the completeness and accuracy of the documents reviewed by me. I have assumed with your approval and not verified the accuracy of the factual matters set forth in the above-referenced documents.



Amerigo Energy Inc.
Page Two
May 13, 2009



I have also assumed that the reorganization transaction will be consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and that the reorganization will be reported in a manner consistent with the treatment of such transactions as a "reorganization" within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended.

Based upon the foregoing, I am of the opinion that the shares of Common Stock as offered and issued by the Company in accordance with the terms and provisions of the Registration Statement will be validly issued, fully paid and non-assessable.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated therein and herein, I hereby confirm and adopt as my opinion the statements of United States federal income tax law as set forth in the Registration Statement under the caption "Tax Consequences" and "Accounting Treatment".

This opinion is based upon the existing provisions of the United States Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the Unites States Internal Revenue Service ("IRS") and judicial decisions in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Because this opinion is being delivered prior to the effective time of the reorganization, this opinion must be considered prospective and dependent upon future events. My opinion is based on the facts, representations and assumptions set forth in the Registration Statement and this opinion. If any of the facts, or assumptions is not true, correct or complete, my opinion may not be applicable. I undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

This opinion is issued in connection with the Registration Statement, and may not be relied on for any other purpose without our prior written consent. Notwithstanding the foregoing, nothing herein shall be construed as a limitation on the Company's ability to disclose the tax treatment or tax structure of the proposed transactions.

My opinion is not binding on the Internal Revenue Service or a court. The Internal Revenue Service may disagree with one or more of our conclusions, and a court may sustain the Internal Revenue Service's position.

Amerigo Energy Inc.
Page Three
May 13, 2009




No opinion is expressed as to any federal income tax consequence of the reorganization except as specifically set forth herein. This opinion may not be relied upon except with respect to the federal income tax consequences specifically discussed herein.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to my firm name in the Registration Statement under the captions "Tax Consequences" and "Experts," without implying or admitting that I am "expert" within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. In giving such consent, I do not thereby admit that I am in the category of persons who consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


Very truly yours,


Diane D. Dalmy